INDEX TO FINANCIAL STATEMENTS

Exhibit 99.1

Stone Tower Capital LLC:

Audited Combined and Consolidated Statements of Financial Condition of Stone Tower at December 31, 2011 and 2010, and the Combined and Consolidated Statements of Operations, Changes in Members’ Equity and Cash Flows for the years ended December 31, 2011, 2010 and 2009	F-3

INDEPENDENT AUDITORS’ REPORT

To the Members of

Stone Tower Capital LLC and its Subsidiaries

Stone Tower Credit Partners GP LLC

Stone Tower Structured Credit Recovery Partners GP LLC

Stone Tower Credit Strategies GP LLC

Stone Tower Credit Solutions GP LLC

Stone Tower Loan Value Recovery Fund GP LLC

We have audited the accompanying combined and consolidated statements of financial condition of Stone Tower Capital LLC, (the Company) a Delaware Limited Liability Company, its Subsidiaries and related companies as of December 31, 2011 and 2010, and the related combined and consolidated statements of operations, changes in members’ equity and cash flows for each of the three years in the period ended December 31, 2011. The combined and consolidated financial statements include the accounts of Stone Tower Capital LLC, and its Subsidiaries and five related entities under common control, Stone Tower Credit Partners GP LLC, Stone Tower Structured Credit Recovery Partners GP LLC, Stone Tower Credit Strategies GP LLC, Stone Tower Credit Solutions GP LLC and Stone Tower Loan Value Recovery Fund GP LLC. Our responsibility is to express an opinion on the combined and consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined and consolidated financial position of Stone Tower Capital LLC, its Subsidiaries and the related companies as of December 31, 2011 and 2010, and the combined and consolidated results of their operations, cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the combined and consolidated financial statements, on December 16, 2011, the Company and Apollo Global Management, LLC and its related subsidiaries (collectively “Apollo”) entered into an agreement whereby Apollo will acquire the Company. The transaction closed on April 2, 2012.

As discussed in Notes 2 and 3 to the combined and consolidated financial statements, on January 1, 2010, the Company adopted amended guidance issued by the Financial Accounting Standards Board related to variable interest entities.

/s/ Deloitte & Touche LLP

June 6, 2012

STONE TOWER CAPITAL LLC AND SUBSIDIARIES AND AFFILIATES

(A Delaware Limited Liability Company)

COMBINED AND CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2011 AND 2010

	2011	2010
ASSETS
Cash and cash equivalents	$1,004,772	$3,936,346
Restricted cash	1,064,749	1,524,200
Investments, at fair value	40,987,878	45,156,163
Other receivables	10,827,216	1,895,172
Due from non-affiliates	3,128,510	1,658,510
Prepaid expenses	1,224,569	1,618,244
Due from affiliates	117	3,770,657
Other assets	3,715,282	17,411,514
Assets of consolidated variable interest entities (“VIEs”)
Cash and cash equivalents of VIEs	1,243,631,417	1,510,740,799
Investments, at fair value, of VIEs	8,323,854,176	8,209,619,709
Other assets of VIEs	129,763,288	180,879,691

TOTAL ASSETS	$9,759,201,974	$9,978,211,005

LIABILITIES
Accounts payable and accrued expenses	$4,673,022	$12,413,096
Notes payable	1,272,771	13,840,413
Deferred rent	511,519	574,784
Deferred tax liability, net	320,955	1,392,822
Other liabilities	12,008,870	4,447,881
Liabilities of consolidated VIEs
Debt, at fair value, of VIEs	5,119,482,751	5,197,826,701
Debt, at cost, of VIEs	2,175,000,000	2,175,000,000
Other liabilities of VIEs	282,870,525	515,658,934

Total Liabilities	7,596,140,413	7,921,154,631

MEMBERS’ EQUITY (DEFICIT)
Managing member’s deficit	(35,802,064)	(207,527)
Participating members’ equity	66,838,277	50,578,671

Total Members’ Deficit Attributable to the Company	31,036,213	50,371,144

Appropriated members’ equity	396,223,759	413,298,198
Non-controlling interest in consolidated entities	1,735,801,589	1,593,387,032

Total Members’ Equity	2,163,061,561	2,057,056,374

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$9,759,201,974	$9,978,211,005

See notes to combined and consolidated financial statements

STONE TOWER CAPITAL LLC AND SUBSIDIARIES AND AFFILIATES

(A Delaware Limited Liability Company)

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS

ENDED DECEMBER 31, 2011, 2010 AND 2009

	2011	2010	2009
REVENUES
Incentive fees	$21,183,629	$32,338,696	$—
Management fees	13,995,804	12,014,384	38,671,152
Liquidation fees	2,326,847	3,204,086	1,715,473
Advisory Fees	47,100	342,275	190,775

Total Revenues	37,553,380	47,899,441	40,577,400

EXPENSES
Compensation and benefits	24,637,318	27,016,117	25,641,405
Professional services	8,270,492	12,456,438	6,092,002
Travel and entertainment	5,345,017	4,368,412	4,169,441
Occupancy	1,912,506	4,308,190	2,694,056
Information services	3,361,998	2,828,105	2,320,322
General and administrative	2,446,125	2,541,643	2,761,158
Portfolio administration	1,608,969	1,360,492	1,346,785
Depreciation and amortization	906,548	955,521	1,163,333
Impairment of corporate aircraft	—	—	8,900,000

Total Expenses	48,488,973	55,834,918	55,088,502

Operating loss	(10,935,593)	(7,935,477)	(14,511,102)
OTHER INCOME (EXPENSE)
Interest and investment income	11,236	19,951	832,222
Realized gain (loss) on investments	100,000	—	(711,500)
Loss on sale of fixed assets	—	—	(249,583)
Income from equity method investments	15,166	23,415	54,135
Other-than-temporary impairment charge on available-for-sale securities	(420,061)	(2,141,229)	—
Interest expense	(1,474,502)	(2,739,937)	(1,431,142)
Other (expense) income, net	(300,530)	(239,336)	4,221,718

Total other (expense) income	(2,068,691)	(5,077,136)	2,715,850
INCOME FROM CONSOLIDATED INVESTMENT ENTITIES
Net investment income from partnership investments in Master Funds	6,430,986	6,765,132	101,577,144
Net income from investment activities of consolidated VIEs	110,697,201	12,770,637	336,676,171

Income before unincorporated business taxes and non-controlling interest in consolidated entities	104,123,903	6,523,156	426,458,063
Unincorporated business taxes	(1,599,314)	(2,449,123)	(689,934)

Net income	102,524,589	4,074,033	425,768,129
Net loss attributable to appropriated members’ equity	64,744,603	255,618,910	—
Net income attributable to non-controlling interest in consolidated entities	(125,970,794)	(204,381,176)	(417,159,371)

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$41,298,398	$55,311,767	$8,608,758

See notes to combined and consolidated financial statements

STONE TOWER CAPITAL LLC AND SUBSIDIARIES AND AFFILIATES

(A Delaware Limited Liability Company)

COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

	Managing Member’s Equity (Deficit)	Participating Members’ Equity	Appropriated Members’ Equity	Accumulated Other Comprehensive Income (Loss)	Non-Controlling Interest in Consolidated Entities	Total Members’ Equity	Comprehensive Income (Loss)
Balance at January 1, 2009	$(1,650,553)	$27,632,009	$—	$—	$393,239,958	$419,221,414
Net income (loss)	4,889,804	3,718,954	—	—	417,159,371	425,768,129	$425,768,129
Unrealized gain on available-for-sale securities	—	—	—	288,592	1,154,369	1,442,961	1,442,961

Total comprehensive income	—	—	—	—	—	—	427,211,090
Less: Comprehensive income attributable to appropriated members’ equity and non-controlling interest	—	—	—	—	—	—	(418,313,740)

Total comprehensive income attributable to the Company	—	—	—	—	—	—	8,897,350
Member contributions	1,267,623	—	—	—	396,492,180	397,759,803
Member distributions	(7,087,046)	(3,260,800)	—	—	(77,034,181)	(87,382,027)

Balance at December 31, 2009	(2,580,172)	28,090,163	—	288,592	1,131,011,697	1,156,810,280
Cumulative adjustment relating to consolidation of VIEs	(791)	(79,134)	668,917,108	—	—	668,837,183
Net income (loss)	16,183,130	39,128,637	(255,618,910)	—	204,381,176	4,074,033	4,074,033
Unrealized loss on available-for-sale securities	—	—	—	(288,592)	(1,154,369)	(1,442,961)	(1,442,961)

Total comprehensive income	—	—	—	—	—	—	2,631,072
Add: Comprehensive loss attributable to appropriated members’ equity and non-controlling interest	—	—	—	—	—	—	52,392,103

Total comprehensive income attributable to the Company	—	—	—	—	—	—	55,023,175
Member contributions	400,000	—	—	—	395,290,497	395,690,497
Member distributions	(14,209,694)	(16,560,995)	—	—	(136,141,969)	(166,912,658)

Balance at December 31, 2010	(207,527)	50,578,671	413,298,198	—	1,593,387,032	2,057,056,374
Net income (loss)	(3,177,495)	44,475,893	(64,744,603)	—	125,970,794	102,524,589	102,524,589
Total comprehensive income	—	—	—	—	—	—	102,524,589
Less: Comprehensive income attributable to appropriated members’ equity and non-controlling interest	—	—	—	—	—	—	(61,226,191)

Total comprehensive income attributable to the Company	—	—	—	—	—	—	$41,298,398

Consolidation and deconsolidation of VIEs, net	—	—	47,670,164	—	(2,999)	47,667,165
Member contributions	362,705	—	—	—	237,463,931	237,826,636
Member distributions	(32,779,747)	(28,216,287)	—	—	(221,017,169)	(282,013,203)

Balance at December 31, 2011	$(35,802,064)	$66,838,277	$396,223,759	$—	$1,735,801,589	$2,163,061,561

See notes to combined and consolidated financial statements

STONE TOWER CAPITAL LLC AND SUBSIDIARIES AND AFFILIATES

(A Delaware Limited Liability Company)

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$102,524,589	$4,074,033	$425,768,129
Adjustments to reconcile net income to net cash provided by operating activities:
Other-than-temporary impairment charge on available-for-sale securities	420,061	2,141,229	—
Net investment income allocated from Master Funds	(13,600,508)	(6,066,271)	(1,881,278)
Realized gain on investments, net	(4,221,881)	(185,457)	(93,675,253)
Unrealized gain on investments	(9,195,664)	(3,528,720)	(5,415,119)
Depreciation and amortization	906,548	955,521	1,093,354
Deferred income taxes	(1,071,867)	427,560	182,920
Loss on disposal of fixed assets	—	111,130	249,583
Interest paid-in-kind	53,586	51,329	49,168
Deferred rent	(63,265)	(56,026)	186,495
Impairment of corporate aircraft	—	—	8,900,000
Consolidated variable interest entities:
Realized (gain) loss on investments, net	(90,481,463)	(136,197,444)	706,683
Realized gain on notes payable, net	(28,900,000)	—	—
Unrealized loss (gain) on investments, net	87,443,598	(239,288,290)	(337,482,415)
Unrealized loss on debt, net	33,121,206	541,916,860	—
Change in cash and cash equivalents	276,605,022	575,200,988	98,711
Purchases of investments	(7,651,676,491)	(9,534,785,182)	(293,502,870)
Proceeds from sales and prepayment of investments	8,120,102,928	8,714,776,328	33,656,964
Decrease in other assets	72,899,840	228,896,319	1,200
Increase in other liabilities	(263,110,648)	(108,616,208)	(4,449)
Changes in assets and liabilities:
(Increase) decrease in other receivables	(8,932,044)	(795,742)	20,698
(Increase) decrease in due from non-affiliates	(1,470,000)	(2,306,274)	1,343,004
Decrease (increase) in prepaid expenses	393,675	(205,662)	(205,188)
Decrease (increase) in due from affiliates	3,770,540	277,700	(873,461)
(Increase) decrease in other assets	(54,140)	923,530	(8,226)
(Decrease) increase in accounts payable and accrued expenses	(7,740,074)	6,118,266	3,960,763
(Decrease) increase in other liabilities	(1,324,582)	2,505,969	251,442

Net cash provided by (used in) operating activities	616,398,966	46,345,486	(256,579,145)

(continued)

STONE TOWER CAPITAL LLC AND SUBSIDIARIES AND AFFILIATES

(A Delaware Limited Liability Company)

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

	2011	2010	2009
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets, net	(364,473)	(288,060)	(243,096)
Proceeds from sale of fixed assets	—	—	1,735,981
Purchases of investments	(37,074,846)	(8,272,956)	(52,628,215)
Proceeds from sale of investments	67,761,186	1,457,605	21,918,917
Decrease in restricted cash	459,451	—	459,451

Net cash provided by (used in) investing activities	30,781,318	(7,103,411)	(28,756,962)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital distributions	(167,676,542)	(43,520,164)	(28,951,131)
Capital contributions	36,341,104	14,912,600	31,371,900
Payments for aircraft financing	(4,567,642)	(9,633,722)	(2,947,750)
Consolidated variable interest entities:
Distributions	(29,820,797)	(120,175,803)	(82,216,705)
Contributions	133,289,420	380,777,897	348,071,819
Repayments of debt	(617,677,401)	(259,831,376)	—

Net cash (used in) provided by financing activities	(650,111,858)	(37,470,568)	265,328,133

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,931,574)	1,771,507	(20,007,974)
CASH AND CASH EQUIVALENTS—Beginning of Year	3,936,346	2,164,839	22,172,813

CASH AND CASH EQUIVALENTS—End of Year	$1,004,772	$3,936,346	$2,164,839

SUPPLEMENTAL CASH FLOW INFORMATION
Cash (paid) for interest	$(1,374,670)	$(2,666,832)	$(1,501,116)
Cash (paid) for interest by consolidated variable interest entities	$(221,529,270)	$(191,676,758)	$—
Cash (paid) for unincorporated business taxes	$(1,500,000)	$(2,018,000)	$(290,000)
Net assets transferred from consolidated VIEs
Investments, at fair value, transferred from consolidated VIEs	$579,061,375	$6,096,390,109	$—
Transfer of investments, at fair value, of VOEs upon consolidation of VIEs	—	(204,396,371)	—
Debt, at fair value, transferred from consolidated VIEs	(535,112,245)	(4,915,447,207)	—
Debt, at cost, transferred from consolidated VIEs	—	(2,175,000,000)
Net other assets transferred from consolidated and deconsolidated VIEs	17,180,571	406,530,010	—
Other liabilities transferred from consolidated VIEs	(22,955,181)	(618,048,441)	—
Net cash transferred from consolidated and deconsolidated VIEs	9,495,646	2,085,940,720	—
Non-cash financing activities
Noncash capital subscriptions	$68,177,094	$—	$—
Noncash capital redemptions	(68,177,094)	—	—
Distribution of STA fixed and other assets to managing member	(13,288,324)	—	—
Assumption of STA notes payable to managing member	8,000,000	—	—
Contribution of fixed assets from participating member	—	—	550,534

See notes to combined and consolidated financial statements

1.	ORGANIZATION

Stone Tower Capital LLC (“STC”, and collectively with its combined and consolidated subsidiaries and affiliates, the “Company”) was organized on September 7, 2001 as a Delaware limited liability company in accordance with the provisions of the Delaware Limited Liability Company Act. The Company’s primary purpose is to act as the general partner of Stone Tower Operating LP (“STO”), a limited partnership organized under the laws of the State of Delaware on August 18, 2005. STO commenced operations on October 1, 2005.

STO, through its wholly-owned subsidiaries, Stone Tower Debt Advisors LLC (“STDA”) and Stone Tower Fund Management LLC (“STFM”), provides discretionary investment advice as the investment and/or collateral manager to certain managed investment vehicles, including collateralized loan obligation funds (“CLOs”), collateralized debt obligation funds (“CDOs”), private investment funds and separately managed accounts. STDA and STFM are registered investment advisers with the Securities and Exchange Commission. STFM manages certain funds that are affiliated with STC (the “Funds”). The Funds invest substantially all of their assets in Cayman Islands exempted companies (the “Master Funds”), having the same investment objectives as the Funds.

STO, through its wholly-owned subsidiary, Stone Tower Air LLC (“STA”) was a beneficial owner of an Embraer EMB-135BJ Legacy 600 (the “Corporate Aircraft”), through Bank of Utah, the trustee and legal owner. This aircraft was used to conduct ordinary business for STO. Through an operating lease agreement, STA leased the Corporate Aircraft to STO. On December 31, 2011, STO transferred its interest in STA to one of the members of STC and was released as guarantor of the Aircraft Note.

In March 2007, STO formed and invested in STC Investment Holdings LLC (“STC Investments”), a wholly-owned subsidiary, primarily to sponsor and invest in a special purpose acquisition company. In March 2008, STO transferred at fair value, which approximated cost on the transaction date, 80% of its equity interest in STC Investments to IST Capital GP LLC, formerly an affiliate, and certain employees of STO. On March 30, 2012, STC Investments distributed all remaining assets pro-rata to STO and Altpoint Capital Partners LLC, formerly an affiliate, in exchange for full satisfaction of certain obligations.

On December 16, 2011, the Company and Apollo Global Management, LLC and its related subsidiaries (collectively “Apollo”) entered into an agreement whereby Apollo agreed to acquire the Company (the “Transaction”). The Transaction closed on April 2, 2012.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Company’s legal documents.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation—The preparation of the accompanying combined and consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined and consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Revenues and expenses are recognized on the accrual basis.

The Company consolidates all entities that it controls through a majority voting interest or otherwise and the accompanying combined and consolidated financial statements include the accounts of the Company’s wholly-owned subsidiary, STO, and its general partnership investments in Funds. The accounts of STO include its wholly-owned subsidiaries; STDA, STFM and STA, as well as STC Investments. Additionally, STO consolidates certain VIEs and any non-VIE general partnership investments, as more fully discussed below in “Variable Interest Entities” and “Voting Interest Entities”, respectively, below.

All intercompany transactions and balances have been eliminated in consolidation and combination. The years “2011”, “2010” and “2009” refer to the years ended December 31, 2011, December 31, 2010 and December 31, 2009, respectively.

Voting Interest Entities (“VOEs”)—A VOE is an entity whose equity investment is deemed sufficient to finance its activities and to absorb the expected losses of the entity, and where the equity holders have the power to direct the activities that most significantly impact the entity’s economic performance. The Company consolidates any non-VIE general partnership investments where the Company is deemed to have control under a VOE model, unless the limited partners have the substantive ability to remove the general partner without cause or can otherwise dissolve the partnership, based upon a simple majority vote or unless the limited partners have substantive participating rights over decision-making. Investments held by VOEs are included within Investments, at fair value, on the combined and consolidated statements of condition. Changes in the fair value of investments for the consolidated VOEs are presented in Note 5 under “VOE Investments in Master Funds”.

Variable Interest Entities (“VIEs”)—A VIE is an entity that lacks one or more characteristics of a voting interest entity. In accordance with the amended consolidation criteria outlined in ASC 810, Consolidation, the Company consolidates entities that are VIEs where it holds a controlling financial interest and is thereby deemed to be the primary beneficiary. In determining whether the Company is the primary beneficiary, analyses are performed to evaluate the economic interests held by the Company and its subsidiaries and affiliates. A controlling financial interest is defined as (i) the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. Where certain investment vehicles are qualified for deferral under ASU 2009-17, they are analyzed for consolidation in accordance with ASC 810.

Following adoption of the amended consolidation guidance on January 1, 2010, the Company consolidated twelve CLOs as VIEs. The VIEs, formed prior to 2010, were consolidated as of the date of transition to the amended guidance. The Company elected the fair value option for eleven of the CLOs, resulting in recognition of these assets and liabilities of the consolidated VIEs at fair value and recognition of a cumulative effect adjustment presented as a component of Appropriated members’ equity, representing the difference in the fair value of assets and liabilities, in the combined and consolidated statements of changes in members’ equity for the year ended December 31, 2010. One of the CLOs did not elect the fair value option and recognized the investments at fair value and debt at cost in the combined and consolidated statements of financial condition for the years ended December 31, 2010 and 2011.

During 2011, the Company consolidated an additional CLO upon a reconsideration event where a fee waiver agreement had ended and the Company became entitled to fees. As a result, as collateral manager for the CLO, the Company has the power to direct the activities of the CLO that most significantly impact the CLO’s economic performance as well as the right to receive benefits that could be potentially significant to the CLO beginning with the termination of the waiver agreement. Upon consolidation, the Company elected the fair value option for the investments and debt of the CLO, resulting in recognition of the assets and liabilities as an adjustment presented as a component of appropriated members’ equity in the combined and consolidated statements of changes in members’ equity for the year ended December 31, 2011.

Also during 2011, one of the CLOs was liquidated and thereby deconsolidated and is excluded from the combined and consolidated statement of financial condition at December 31, 2011. The net loss from investment activities prior to the point of deconsolidation was $4,400,054 and is included in Net income from investment activities of consolidated VIEs in the combined and consolidated statement of operations for the year ended December 31, 2011.

Prior to January 1, 2010, the Company assessed related entities as a VIE under ASC 810 where consolidation would be required if the Company had the obligation to absorb a majority of expected losses or entitlement to receive a majority of the expected returns or both.

The Company holds an interest in and or receives fees qualifying as variable interests from certain funds it manages. The amended consolidation rules require an analysis to determine whether (i) an entity in which the Company holds a variable interest is a VIE and (ii) the Company’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., incentive and management fees), would give it a controlling financial interest. When the VIE has qualified for the deferral of the amended consolidation rules as discussed in Note 3 - “Recent Accounting Pronouncements,” the analysis is based on previous consolidation rules, which require an analysis to determine whether (i) an entity which the Company holds a variable interest in is a VIE and (ii) the Company’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., incentive and management fees), would be expected to absorb a majority of the variability of the entity. The determination of whether an entity in which the Company holds a variable interest is a VIE requires judgments which include determining whether the equity investment at risk is sufficient to permit the entity to finance its activities without additional subordinated financial support, evaluating whether the equity holders, as a group, can make decisions that have a significant effect on the success of the entity, determining whether two or more parties’ equity interests should be aggregated, and determining whether the equity investors have proportionate voting rights to their obligations to absorb losses or rights to receive returns from an entity.

Under both guidelines, the Company determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a VIE and reconsiders that conclusion continuously. The consolidation analysis can generally be performed qualitatively. However, if it is not readily apparent whether the Company is the primary beneficiary, a quantitative expected losses and expected residual returns calculation will be performed. Investments and redemptions (either by the Company, its affiliates or third parties) or amendments to the governing documents of the respective fund may affect an entity’s status as a VIE or determination of the primary beneficiary.

The Company assesses whether it is the primary beneficiary and will consolidate or deconsolidate the entity accordingly. Performance of that assessment requires the exercise of judgment. Where the variable interests have qualified for the deferral, judgments are made in estimating cash flows in evaluating which member within the equity group absorbs a majority of the expected profits or losses of the VIE. Where the variable interests have not qualified for the deferral, judgments are made in determining whether a member in the equity group has a controlling financial interest including power to direct activities that most significantly impact the VIE’s economic performance and rights to receive benefits or obligations to absorb losses that are potentially significant to the VIE. Under both guidelines, judgment is made in evaluating the nature of the relationships and activities of the parties involved in determining which party within a related-party group is most closely associated with a VIE. The use of these judgments has a material impact to certain components of the Company’s combined and consolidated financial statements.

Asset and liability amounts of the consolidated VIEs are separately presented in the combined and consolidated statement of financial condition as of December 31, 2011 and 2010. Changes in the fair value of investments and liabilities and the related interest and other income (loss) for the consolidated

VIEs subsequent to adoption of the amended guidance is separately presented in the combined and consolidated statements of operations. Income attributable to the members of the Company represents the change in fair value of the Company’s investments in the VIEs and incentive and management fees and interest income earned. As further detailed in Note 5, substantially all other income (loss) from the VIEs is not attributable to members of the Company and will ultimately inure to the benefit of the other note holders and is therefore included in Net loss attributable to appropriated members’ equity in the combined and consolidated statements of operations and in Appropriated members’ equity in the combined and consolidated statements of financial condition.

Non-Controlling Interest in Consolidated Entities—For entities that are consolidated where the Company does not own a 100% interest, the portion of net income (loss) and related equity interest is allocated to third-party investors outside of the Company. Non-controlling interest in consolidated entities is primarily comprised of third-party investors’ interests in the Company’s consolidated VIEs and VOEs. The Company records non-controlling interest as equity in the combined and consolidated financial statements. Additionally, losses attributable to the non-controlling interest in the combined and consolidated entities may exceed their interest in the entity’s equity. Therefore, the non-controlling interest shall continue to allocate its share of losses even if that allocation results in a deficit non-controlling interest balance.

Equity Method Investments—For investments over which the Company can exert significant influence over the financial and operating policies of the entity but which do not meet the requirements for consolidation, the Company uses the equity method of accounting, whereby the Company records its share of the underlying income or loss of such entities. Income from equity method investments is recognized as part of other income in the combined and consolidated statements of operations. The carrying amounts of equity method investments are reflected in Other assets in the combined and consolidated statements of financial condition. As the underlying entities that the Company manages and invests in are, for U.S. GAAP purposes, investment companies which reflect their investments at estimated fair value, the carrying value of the Company’s equity method investments in such entities are effectively at fair value.

Comprehensive Income—Comprehensive income consists of Net income and other comprehensive income. The Company’s other comprehensive income is comprised of unrealized gains and losses on available-for-sale securities which are a component of members’ equity.

Cash and Cash Equivalents—Cash and cash equivalents include all highly liquid instruments with original maturities of three months or less, at the date of purchase.

Fixed Assets, net—Fixed assets consist of a Corporate Aircraft and aircraft parts, leasehold improvements, computer hardware and software, furniture, fixtures and office equipment. Fixed assets are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization of fixed assets are calculated using the straight-line method less residual value over the estimated useful lives of: 15 years for the Corporate Aircraft, the shorter of the related lease term or expected useful life for the leasehold improvements and three to seven years for all other fixed assets. The residual values for the aircraft and aircraft parts are determined at 39% of the costs. The Company reviews long-lived assets for impairments whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired on this basis, the impairment loss to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Realized losses are recognized upon disposition.

Revenue Recognition—Revenues consist primarily of incentive fees, management fees, liquidation fees, and advisory fees. The Company’s revenue recognition policies are as follows:

Management fees, generally calculated as a percentage of fair market or par value of assets under management, or a percentage of aggregate commitments at a specified period of time, are recorded as revenue as the related services are performed. Additionally, in certain investment structures, subordinated fees may be earned if the value of assets exceed liabilities payable to the investors.

In addition to management fees, certain investment advisory agreements provide for performance-based fees (“incentive fees”) which are determined as either a percentage of par value of assets under management or a percentage of net profits subject to certain conditions, such as high-water marks, performance hurdles and preferred rates of return. Incentive fees are recorded as revenue at the end of each measurement period (typically year-end).

Liquidation fees are generally earned in connection with liquidating the collateral of CDOs and related assets. These fees are earned upon the liquidation of these transactions.

Advisory fees are generally earned in connection with providing clients, typically in their capacity as Trustee, an assessment of the intrinsic valuation of an investment vehicle’s collateral, or the calculation of termination payments under certain credit default swap and other derivative type transactions. These fees are earned and recorded once such valuation or calculation is delivered to the client.

Fair Value Measurements—GAAP establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring assets and liabilities at fair value. Market price observability is impacted by a number of factors, including the type of, and characteristics specific to, the asset or liability. Assets or liabilities with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Assets and liabilities measured and reported at fair value are classified and disclosed in one of the following categories based on inputs:

Level I—Quoted prices are available in active markets for identical financial instruments as of the reporting date.

Level II—Pricing inputs are something other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is primarily determined using vendor data supported by quotations obtained from unaffiliated market makers and broker-dealers. Financial instruments which are generally included in this category include senior secured bank loans.

Level III—Pricing inputs are unobservable for the financial instruments and includes situations where there is little, if any, market activity for the financial instrument. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments which are generally included in this category are primarily debt securities issued by the VIEs or unaffiliated CLOs in which the VIEs invested and feeder fund investments in related Master Funds. Due to the inherent uncertainty of these estimates, these values may differ materially from the values that would have been used had a ready market for these financial instruments existed.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and consideration of factors specific to the financial instrument.

Unincorporated Business Taxes—The Company is taxed as a partnership for federal income tax purposes and, accordingly, is not subject to federal and state income taxes, such taxes are the responsibility of individual members. However, the Company is subject to a 4.0% New York City unincorporated business tax (“UBT”).

The Company accounts for UBT using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax basis by applying statutory tax rates. The measurement of deferred tax assets is reduced by a valuation allowance if, based upon available evidence, it is more likely than not, that some or all of the deferred tax asset will not be realized.

The Company adopted the guidance for uncertain tax positions, which clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. The adoption of this guidance did not have a material impact on the Company’s combined and consolidated financial statements. No income tax liability for uncertain tax positions has been recognized in the accompanying combined and consolidated financial statements. Each member is individually responsible for reporting of income or loss, to the extent required by U.S. Federal and state income tax laws and regulations, based upon their respective share of the Company’s income and expense as reported for income tax purposes. The Company files U.S. Federal and state tax returns. The 2008 – 2011 tax years of the Company remain subject to examination by U.S. Federal and state tax authorities. A local unincorporated business tax assessed on the Company’s income is included in the accompanying combined and consolidated statements of operations.

Restricted Cash—In connection with the signing of the operating lease for office space with Carnegie Hall Tower L.L.C. (“Carnegie Tower”), the Company secured its security deposit through a letter of credit with JPMorgan. The letter of credit requires the Company to maintain a minimum cash balance of at least the amount of the letter of credit.

Indemnifications—In the normal course of business, the Company has entered into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. No such claims are currently expected to occur. Therefore, the Company has not accrued any liability in connection with such indemnifications.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

On January 1, 2010, the Company adopted amended consolidation guidance, Accounting Standards Update (“ASU”) 2009-17 “Consolidations - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities”, issued by FASB on issues related to VIEs. The amended guidance significantly affects the overall consolidation analysis, changing the approach taken by companies in identifying which entities are VIEs and in determining which party is the primary beneficiary. The amended guidance requires continuous assessment of the reporting entity’s involvement with such VIEs. The amended guidance also enhances the disclosure requirements for a reporting entity’s involvement with VIEs, including presentation on the consolidated statements of financial condition of assets and liabilities of consolidated VIEs that meet the separate presentation criteria and disclosure of assets and liabilities recognized in the consolidated statement of financial condition and the maximum exposure to loss for those VIEs in which a reporting entity is determined to not be the primary beneficiary but in which it has a variable interest. The guidance provides a limited scope deferral for a reporting entity’s interest in an entity that meets all of the following conditions: (a) the entity has all the attributes of an investment company as defined under AICPA Audit and Accounting Guide, Investment Companies, or does not have all the attributes of an investment company but is an entity for which it is acceptable based on industry practice to apply measurement principles that are consistent with the AICPA Audit and Accounting Guide, Investment Companies, (b) the reporting entity does not have explicit or implicit obligations to fund any losses of the entity that could potentially be significant to the entity and (c) the entity is not a securitization entity, asset-backed financing entity or an entity that was formerly considered a qualifying special-purpose entity. The reporting entity is required to perform a consolidation analysis for entities that qualify for the deferral in accordance with previously issued guidance on variable interest entities. The Company’s involvement with the funds it manages is such that all three of the above conditions are met with the exception of certain vehicles which fail condition (c) above. The incremental impact of adopting the amended consolidation guidance has resulted in the consolidation of certain VIEs managed by the Company. Additional disclosures related to the Company’s involvement with VIEs are presented in Note 5.

In January 2010, the FASB issued ASU 2010-06 “Fair Value Measurements and Disclosures – Improving Disclosures about Fair Value Measurements”. The guidance requires additional disclosure on transfers in and out of Levels I and II fair value measurements in the fair value hierarchy and the reasons for such transfers. In addition, for fair value measurements using significant unobservable inputs (Level III), the reconciliation of beginning and ending balances must be presented on a gross basis, with separate disclosure of gross purchases, sales, issuance, settlements and transfers in and transfers out of Level III. The new guidance also requires enhanced disclosures on the fair value hierarchy to disaggregate disclosures by each class of assets and liabilities. In addition, an entity is required to provide further disclosures on valuation techniques and inputs used to measure fair value for fair value measurements that fall in either Level II or Level III. Except for the Level III reconciliation disclosures, this guidance became effective for the Company beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s combined and consolidated financial statements. The Level III reconciliation disclosures are effective for fiscal years beginning after December 15, 2010. The adoption of this guidance did not have a material impact on the Company’s combined and consolidated financial statements.

In May 2011, FASB issued ASU 2011-04 “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (“IFRS”)”. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. Certain of the amendments could change how the fair value measurement guidance is applied including provisions related to highest and best use and valuation premise for nonfinancial assets, application to financial assets and financial liabilities with offsetting positions in market risks or counterparty credit risk, premiums or discounts in fair value measurement, fair value of an instrument classified in a reporting entity’s shareholders’ equity, and additional disclosure requirements about fair value measurements. The update is effective for annual periods beginning after December 15, 2011 for nonpublic entities to be applied prospectively. As described in Note 1, the Company was sold on April 2, 2012, and as the Company does not have interim reporting requirements it did not evaluate the impact that this guidance will have on its combined and consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05 “Comprehensive Income – Presentation of Comprehensive Income” which includes amendments that eliminate the option to present components of other comprehensive income (OCI) as part of the statement of changes in stockholders’ equity and requires entities to report components of other comprehensive income in either (i) a single continuous statement of comprehensive income or (ii) two separate but consecutive statements. In a single continuous statement, entities must include the components of net income, a total for net income, the components of OCI, a total for OCI, and a total for comprehensive income. Under the two separate but continuous statements approach, the first statement would include components of net income, consistent with the income statement format used today, and the second statement would include components of OCI. In December 2011, the FASB issued a related update which deferred presentation changes related to reclassification adjustments amended under the June 2011 update. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. For all entities, the amendments must be applied retrospectively for all periods presented and do not require any transition disclosures. The Company will adopt this amendment in 2012. The adoption of this amendment will not have a material impact on the Company’s combined and consolidated statements of operations, cash flows or financial condition.

In December 2011, the FASB issued ASU 2011-11 “Disclosures about Offsetting Assets and Liabilities” which creates a new disclosure requirement about the nature of an entity’s rights of setoff and the related arrangement associated with its financial instrument and derivative instrument. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The disclosure requirements are effective for annual reporting periods beginning on or after January 1, 2013 for private entities. The Company should also provide the disclosures retrospectively for all comparative periods presented. As described in Note 1, the Company was sold on April 2, 2012, and as the company does not have interim reporting requirements it did not evaluate the impact that the pronouncement would have on its combined and consolidated financial statements.

4.	OTHER ASSETS

The following table represents the Company’s other assets at December 31:

	2011	2010
Fixed assets, net	$1,969,963	$15,769,988
Equity method investments	172,783	158,766
Intangible asset	64,819	120,373
Other	1,507,717	1,362,387

Total other assets	$3,715,282	$17,411,514

Fixed Assets, net

The following table summarizes the Company’s fixed assets, net at December 31,:

	2011	2010
Corporate aircraft and aircraft parts	$—	$24,187,409
Leasehold improvements	1,557,025	1,523,882
Furniture and fixtures	1,201,838	1,197,640
Equipment	953,094	896,303
Software	105,920	67,946
Software development	602,405	500,805

Total fixed assets, at cost	4,420,282	28,373,985

Less: accumulated depreciation	(2,450,319)	(12,603,997)

Total fixed assets, net	$1,969,963	$15,769,988

On January 9, 2009, the Company sold its fractional interest in the two NetJets aircraft for $1,735,981, resulting in a loss of $249,583. Additionally, all operating leases related to the NetJets aircraft were terminated as of that date.

Depreciation and amortization expense on fixed assets was $850,994, $899,967 and $1,107,778 for 2011, 2010 and 2009, respectively.

The Company assesses the recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. On December 31, 2011, STO transferred its interest in STA to one of the members of STC and was released as guarantor of the Aircraft Note. In connection with the transfer, STO recorded a distribution to the managing member of $5,288,324 which is included in Managing member distributions on the combined statement of changes in members’ equity for the year ended December 31, 2011. During 2011, 2010 and 2009, the Company assessed the Corporate Aircraft for impairment and no loss was recorded in 2011 and 2010, and a loss of $8,900,000 was recorded in 2009. The impairment loss represents the excess of the carrying amounts of the Corporate Aircraft over its fair value, which was determined on the basis of recent market activity for similar aircraft.

Equity Method Investments

The Company’s interest in an unconsolidated general partnership (Loan Value Recovery Fund LP) is classified as an equity method investment in the Company’s combined and consolidated statements of financial condition. The Company’s share of operating income generated by this investment, which includes unrealized gains and losses, is recorded within income from equity method investments in the combined and consolidated statements of operations.

The total income from equity method investments for 2011, 2010 and 2009 for the Stone Tower Loan Value Recovery Fund GP LLC (“LVRF GP”) was $15,166, $23,415 and $54,135, respectively. The total equity and percentage of ownership held from investments by the LVRF GP in the Fund as of December 31, 2011 and 2010 were $172,783 (0.2%) and $158,766 (0.2%), respectively.

Intangible Asset

On August 20, 2008, the Company purchased a collateral management agreement for $250,000 which is included as an intangible asset within other assets in the combined and consolidated statements of financial condition and is amortized on a straight-line basis over the estimated life of 54 months. At

December 31, 2011, 2010 and 2009, accumulated amortization was $185,181, $129,627 and $74,073, respectively. Amortization expense was $55,554, $55,554 and $55,555 for 2011, 2010 and 2009, respectively.

5.	CONSOLIDATED INVESTMENT ENTITIES

The Company’s consolidated investment entities are comprised of VIEs and VOEs. See Note 2 for further information on the Company’s accounting policies for VIEs and VOEs.

Variable Interest Entities

Entities consolidated as VIEs are comprised of CLOs and a Cayman Islands exempted company (Stone Tower Offshore Credit Fund Ltd.) where the Company has determined it is the primary beneficiary. CLOs are investment vehicles created for the sole purpose of issuing collateralized loan instruments that offer investors the opportunity for returns that vary with the risk level of their investment. The notes issued by the CLOs are backed by diversified collateral asset portfolios consisting primarily of bank loans, corporate bonds or structured debt securities. For managing the collateral for the CLO entities, the Company earns, in most cases, investment management fees, including in some cases subordinated management fees, as well as contingent incentive fees. The Company has invested in certain of the entities, generally investing a portion of the unrated, junior subordinated position. The Company’s investments in CLOs are generally subordinated to other interests in the entities and entitle the Company and other subordinated tranche investors to receive the residual cash flows, if any, from the entities. The Company’s subordinated interest can take the form of (1) subordinated notes, (2) income notes or (3) preference/preferred shares.

Upon adopting the amended guidance in ASC 810, the Company determined that in its capacity as investment manager it was the primary beneficiary of certain CLOs where it has the power to direct the activities of the CLOs that most significantly impact the CLOs’ economic performance, and the obligation to absorb losses, the right to receive benefits, or both.

For investment entities that are structured as partnerships and are determined to be VIEs, the Company evaluates the structure of the partnership to determine if it is the primary beneficiary of the investment product. This evaluation includes assessing the rights of the limited partners to transfer their economic interests in the investment product. If the limited partners lack rights to manage their economic interests, they are considered to be de facto agents of the Company, resulting in the Company determining that it is the primary beneficiary of the investment product.

In accordance with the amended consolidation criteria outlined in ASC 810, the Company consolidates entities that are VIEs in which it is determined that the entity is the primary beneficiary. The purpose of such VIEs is to provide strategy-specific investment opportunities for investors in exchange for management and performance based fees. The investment strategies of the entities that the Company manages may vary by entity; however, the fundamental risks of such entities have similar characteristics, including loss of invested capital. The nature of the Company’s involvement with VIEs includes direct and indirect investments and fee arrangements. The Company does not provide performance guarantees and has no other financial obligation to provide funding to the VIEs other than its own invested capital.

For the CLOs, the Company is the collateral advisor or manager, and has a minor investment (ranging from 0.23% to 4.55% of the most subordinate tranche) in several, of the CLOs which it consolidates as VIEs. Upon their formation between 2004 and 2007, the VIEs issued debt securities in various senior and subordinate tranches and invested the proceeds primarily in senior secured bank loans, which serve as collateral for the debt securities issued by the VIEs. None of the collateral was purchased from the Company. The Company’s investments in the VIEs typically earn residual amounts from the VIEs after the VIEs pay expenses (e.g., senior and subordinate management fees) and service their debt.

The Company’s maximum exposure to risk in the CLOs which it consolidated is limited to its own invested capital, which had an aggregate fair value of $646,012 and $643,366 at December 31, 2011 and 2010, respectively.

Senior secured bank loans held by the consolidated CLOs mature at various dates between 2012 and 2019, pay interest at LIBOR or Prime plus a spread of up to 11.00%, and typically range in credit rating categories from Baa3 down to Caa1. At December 31, 2011 and 2010, the unpaid principal balance exceeded the fair value of the bank loans by $209,847,012 and $116,022,830, respectively. Less than 0.5% of the collateral assets are in default as of both December 31, 2011 and 2010.

Corporate bonds held by the consolidated CLOs mature at various dates between 2013 and 2021. Fixed rate bonds pay coupons ranging from 5.00% up to 12.75%. Floating rate bonds pay LIBOR or Prime plus a spread of up to 4.75%. The corporate bonds held by the CLOs typically range in credit rating categories from Ba1 down to Caa1. None of the collateral assets are in default as of December 31, 2011 and 2010.

Debt issued by the consolidated CLOs mature at various dates between 2012 and 2021 and have a weighted average maturity of 8.3 years. The debt is issued in various tranches with different risk profiles. The interest rates are generally variable rates based on LIBOR plus a pre-defined spread, which varies from 0.22% for the more senior tranches to 7.00% for the more subordinated tranches. As of December 31, 2011 and 2010, the notes payable issued by eleven of the twelve consolidated CLOs are accounted for at fair value and reflected in the tables below. At December 31, 2011 and 2010, the outstanding balance on the notes at fair value issued by the consolidated CLOs exceeded their fair value by $800,734,700 and $754,979,017, respectively. Debt for the remaining CLO is accounted for at cost, as reflected on the combined and consolidated statements of financial condition, and was carried at $2,175,000,000 at both December 31, 2001 and 2010. The fair value of this debt at December 31, 2011 and 2010 approximated cost at $2,175,000,000 due to the restrictions contained in the notes’ indenture which prohibit the CLO from acquiring or redeeming the notes for an amount less than the full outstanding principal.

The fair value hierarchy as established by ASC 820 of the Company’s consolidated VIEs as of December 31, 2011, is summarized as follows:

	Level I	Level II	Level III	Total
Assets:
VIE Investment in Master Fund	$—	$—	$155,533,883	$155,533,883
Assets of consolidated CLOs	3,164,208	8,111,249,955	53,906,130	8,168,320,293

Total	$3,164,208	$8,111,249,955	$209,440,013	$8,323,854,176

Liabilities:
Debt of consolidated CLOs	$—	$—	$5,119,482,751	$5,119,482,751

Total	$—	$—	$5,119,482,751	$5,119,482,751

The Company recognizes transfers into and out of each level of the fair value hierarchy as of the beginning of the reporting period. Unless otherwise noted, there were no significant transfers among the levels of the fair value hierarchy during the year ended December 31, 2011.

The following table summarizes the changes in assets, which are measured at fair value and characterized as Level III:

	VIE Investment in Master Fund	Assets of Consolidated CLOs	Total
Beginning balance — January 1, 2011	$9,404,046	$119,396,712	$128,800,758
Realized gain (loss) and change in unrealized appreciation (depreciation) - net	143,534,804	(26,145,476)	117,389,328
Transfers into Level III	—	1,119,118	1,119,118
Subscriptions	7,211,574	—	7,211,574
Redemptions	(4,616,541)	—	(4,616,541)
Purchases	—	57,344,811	57,344,811
Sales	—	(97,809,035)	(97,809,035)

Ending balance — December 31, 2011	$155,533,883	$53,906,130	$209,440,013

Net change in unrealized appreciation (depreciation) related to investments in the Master Fund still held at December 31, 2011	$201,439,668	N/A	$201,439,668

The following table summarizes the changes in liabilities of consolidated CLOs, which are measured at fair value and characterized as Level III liabilities:

Liabilities of Consolidated CLOs
Balance - January 1, 2011	$5,197,826,701
Consolidation of VIE	535,112,245
Unrealized losses	(139,712,884)
Unrealized gains	106,591,678
Realized gains	28,900,000
Repayment of debt	(609,234,989)

Balance - December 31, 2011	$5,119,482,751

The fair value hierarchy as established by ASC 820 of the Company’s consolidated VIEs as of December 31, 2010, is summarized as follows:

	Level I	Level II	Level III	Total
Assets:
VIE Investment in Master Fund	$—	$—	$9,404,046	$9,404,046
Assets of consolidated CLOs	—	8,080,818,951	119,396,712	8,200,215,663

Total	$—	$8,080,818,951	$128,800,758	$8,209,619,709

Liabilities:
Debt of consolidated CLOs	$—	$—	$5,197,826,701	$5,197,826,701

Total	$—	$—	$5,197,826,701	$5,197,826,701

The Company recognizes transfers into and out of each level of the fair value hierarchy as of the beginning of the reporting period. There were no significant transfers, unless otherwise noted, among the levels of the fair value hierarchy during the year ended December 31, 2010. The following table summarizes the changes in assets, which are measured at fair value and characterized as Level III:

	VIE Investment in Master Fund	Assets of Consolidated CLOs	Totals
Beginning balance — January 1, 2010	$—	$54,213,716	$54,213,716
Realized gain (loss) and change in unrealized	—	—
appreciation (depreciation) - net	8,586,851	(15,590,024)	(7,003,173)
Transfers into Level III	—	9,750,000	9,750,000
Subscriptions	955,098	—	955,098
Redemptions	(137,903)	—	(137,903)
Cumulative adjustment relating to	—	—	—
consolidation of CLOs on January 1, 2010	—	6,969,088	6,969,088
Net unrealized gains	—	5,117,418	5,117,418
Net realized losses	—	(401,835)	(401,835)
Purchases	—	87,925,670	87,925,670
Sales	—	(28,017,972)	(28,017,972)
Loan prepayments	—	(569,349)	(569,349)

Ending balance — December 31, 2010	$9,404,046	$119,396,712	$128,800,758

Net change in unrealized appreciation (depreciation) related to investments in the Master Fund still held at December 31, 2010	$167,334,522	N/A	$167,334,522

The following table summarizes the changes in liabilities of consolidated CLOs, which are measured at fair value and characterized as Level III liabilities:

Liabilities of Consolidated CLOs
Balance - January 1, 2010	$—
Cumulative adjustment relating to consolidation of CLOs on January 1, 2010	4,929,971,890
Net unrealized losses	541,916,860
Repayment of debt	(274,062,049)

Balance - December 31, 2010	$5,197,826,701

The Company holds variable interests in VIEs which are not consolidated as it has been determined that the Company is not the primary beneficiary. The Company’s maximum exposure to risk in these VIEs is limited to its own invested capital. The following tables present the carrying amounts of assets and liabilities, as well as the maximum exposure to loss for VIEs where the Company has determined it holds a significant variable interest, but where it is not the primary beneficiary.

	2011
	Assets	Liabilities	Maximum Exposure to Loss

Cash	$61,157,506	$—	$—
Investments, at fair value	526,667,136	—	472,783
Other assets	32,727,949	—	—
Other liabilities	—	(41,052,116)	—

Total	$620,552,591	$(41,052,116)	$472,783	(1)

	2010
	Assets	Liabilities	Maximum Exposure to Loss

Cash	$18,336,323	$—	$—
Investments, at fair value	399,210,441	—	458,766
Other assets	5,915,815	—	—
Other liabilities	—	(19,968,880)	—

Total	$423,462,579	$(19,968,880)	$458,766	(1)

(1)	The Company’s exposure is limited to its investment in unconsolidated VIEs where it holds a significant variable interest.

Voting Interest Entities

Entities consolidated as VOEs are non-VIE general partnership investments which are deemed to be controlled by the Company. Amounts consolidated as VOEs are presented within the combined and consolidated statements of financial condition as follows:

	2011		2010
Assets:
Cash	$189,793		$222
Investments, at fair value	40,987,878		45,156,163
Other receivables	10,155,662	(1)	1,735,880

Liabilities:
Accounts payable and accrued expenses	381,060		236,787
Other liabilities	10,210,662	(2)	1,323,677

(1)	Represents redemptions receivable from Master Funds
(2)	Represents capital withdrawals payable to third parties

The fair value hierarchy as established by ASC 820 of the Company’s investments at fair value as of December 31, 2011, is summarized as follows:

	Level I	Level II	Level III	Total
Assets:
VOE Investments in Master Funds	$—	$—	$40,987,878	$40,987,878

Total	$—	$—	$40,987,878	$40,987,878

The following table summarizes the changes in Investments at fair value, which are characterized as Level III:

VOE Investments in Master Funds
Beginning balance — January 1, 2011	$45,156,163
Realized gain (loss) and change in unrealized appreciation (depreciation) - net	24,838,144
Subscriptions	2,963,325
Redemptions	(31,969,754)

Ending balance — December 31, 2011	$40,987,878

Net change in unrealized appreciation (depreciation) related to investments in the Master Fund still held at December 31, 2011	$16,780,145

The fair value hierarchy as established by ASC 820 of the Company’s Investments at fair value as of December 31, 2010, is summarized as follows:

	Level I	Level II	Level III	Total
Assets:
VOE Investments in Master Funds	$—	$—	$45,156,163	$45,156,163

Total	$—	$—	$45,156,163	$45,156,163

The following table summarizes the changes in Investments at fair value, which are characterized as Level III:

VOE Investments in Master Funds
Beginning balance — January 1, 2010	$30,547,658
Realized gain (loss) and change in unrealized appreciation (depreciation) - net	1,951,996
Subscriptions	13,916,828
Redemptions	(1,260,319)

Ending balance — December 31, 2010	$45,156,163

Net change in unrealized appreciation (depreciation) related to investments in the Master Fund still held at December 31, 2010	$34,739,378

6.	AIRCRAFT FINANCING

In June 2007, STA purchased the Corporate Aircraft and entered into a promissory note agreement (the “Aircraft Note”) with Chase Equipment Finance Inc., formerly Chase Equipment Leasing Inc., to finance the purchase for $23,852,993. This note is collateralized by the aircraft and personally guaranteed by one of the members of STC (“the Recipient Member”). The note bears interest at 5.88% annually and matures in June 2017. On December 31, 2011, STO transferred its interest in STA to the Recipient Member and was released as a guarantor of the Aircraft Note. At December 31, 2011 and 2010, the outstanding balance was $0 and $12,621,227, respectively, which is included in notes payable. For 2011, 2010 and 2009, interest expense in the amount of $1,423,016, $2,609,891 and $1,332,369, respectively, was recorded in the combined and consolidated statements of operations.

On December 29, 2011, February 28, 2011, and December 31, 2010, the Company prepaid principal in the amounts of $2,000,000, $2,621,227, and $9,000,000, respectively, which resulted in break funding penalties in 2011 and 2010 of $809,981 and $1,316,546, respectively, which are included as interest expense in the combined and consolidated statements of operations.

7.	RELATED PARTY TRANSACTIONS

At December 31, 2011 and 2010, the Company had investments of $1,300,000 and $300,000, respectively, in certain debt and equity securities and LVRF for which it is the investment manager. These investments are included in investments at cost in the combined and consolidated statements of financial condition due to restrictions on withdrawal.

Total management fees earned by the Company were $52,216,032, $48,253,604 and $46,192,999 for 2011, 2010 and 2009, respectively. Management fees of $38,220,228, $36,239,220 and $7,521,847 were earned from consolidated VIEs and VOEs in 2011, 2010 and 2009, respectively, and were eliminated from the combined and consolidated statements of operations. In addition, the Company recorded a receivable of $117 and $3,770,657 at December 31, 2011 and 2010, respectively, which is included in Due from affiliates in the combined and consolidated statements of financial condition. Total incentive fees earned by the Company were $35,919,236, $61,497,547 and $10,939,007 for 2011, 2010 and 2009, respectively, including incentive fees earned from consolidated VIEs and VOEs of $14,735,607, $29,158,851 and $10,939,007 for 2011, 2010 and 2009, respectively, which have been eliminated.

In April 2008, STC Investments entered into a note payable agreement with Altpoint Capital Partners LLC (fka Stone Tower Equity Partners LLC, “STEP”) in the amount of $200,000 plus the principal amount of any additional advances not to exceed $4,000,000. The note bears interest at the Wall Street Journal Prime Rate plus 1.0% annually and is accrued into the principal amount monthly with the interest and principal due on demand. The Note matured in April 2010 but was subsequently renewed through March 31, 2012. At December 31, 2011 and 2010, the balance of the note was $1,272,771 and $1,219,186, respectively, and is included in notes payable. For 2011, 2010 and 2009, interest expense in the amount of $53,585, $51,329 and $49,168, respectively, was recorded in the combined and consolidated statements of operations.

On June 16, 2009, one of STO’s partners transferred their entire equity interest to another partner. This transfer was part of a group of transactions (the “STEP Unwind”) involving various parties. In connection with the STEP Unwind, the Company terminated and released STEP of its sublease obligations and received $3,643,308 as consideration, resulting in a gain of $3,643,308 which is included in Other Income, net in the combined and consolidated statements of operations.

The Company had a sublease rental agreement with STEP. Sublease rental income of $414,390 was recorded, on a straight-line basis, from STEP for 2009, and is included in Occupancy expense in the combined and consolidated statements of operations.

The Company had an operating lease agreement with STEP for use of the Corporate Aircraft through June 15, 2009. The rental payments were charged at $6,000 per hour plus related expenses. For 2009, rental income for the Corporate Aircraft of $600,000 was recorded as Other Income in the combined and consolidated statements of operations.

In June 2007, STO entered into a note payable agreement with one of its partners for the costs associated with the acquisition of STA in the amount of $2,323,140. The note bore interest at 4.78% annually. On January 9, 2009, STO, in connection with the sale of its fractional interest in the two NetJets aircraft, repaid the note payable due to its partners plus accrued interest of $2,301,725 and $168,747, respectively.

The Company has investment management agreements (“Management Agreements”) for providing discretionary investment, financial, technical, and other business advice and assistance. These Management Agreements may pay to the Company, either one or all, a management fee, incentive fee and structuring fee for investment management services rendered.

From time to time, the Company pays for expenses on behalf of affiliated entities, which are reimbursed by the affiliates. At December 31, 2011 and 2010, due from affiliates includes $81 and $88,271 respectively, of such reimbursable expenses.

Guaranteed Payments—The Partners of STO receive guaranteed payments as compensation for services provided. Payments were $2,760,000, $5,982,291 and $4,080,000 for 2011, 2010 and 2009, respectively, and are included in compensation and benefits in the combined and consolidated statements of operations.

8.	EMPLOYEE BENEFIT PLAN

The Company has a defined contribution employee benefit plan under Section 401(k) of the Internal Revenue Code. Participants may elect to defer up to $16,500 for the 2011, 2010 and 2009 plan years. The Company matches each employee’s contribution up to 4.0% of the employees’ income, not to exceed the Internal Revenue Service limit. The Company contributed $556,736, $536,885 and $485,125 for 2011, 2010 and 2009, respectively, and is included in compensation and benefits in the combined and consolidated statements of operations. Of these contributions, $200,584, $224,083 and $137,000 for 2011, 2010 and 2009, respectively, is related to contributions made on behalf of the members.

9.	UNINCORPORATED BUSINESS TAXES

The Company has provided for UBT taxes in accordance with the applicable New York City regulations. The Company’s UBT expense for 2011, 2010 and 2009 consists of the following:

	2011	2010	2009
Current tax expense	$2,671,181	$2,021,563	$507,014
Deferred tax (benefit) expense	(1,071,867)	427,560	182,920

Total UBT Tax Expense	$1,599,314	$2,449,123	$689,934

At December 31, 2011, 2010 and 2009, deferred taxes reflect the net tax effect of temporary differences between the financial reporting and tax basis of assets and liabilities and are primarily attributable to the following:

	2011	2010	2009
Deferred Tax Assets
Other	$(246,192)	$(225,408)	$—
Deferred rent	(30,982)	(22,991)	(25,232)
Compensation and benefits	—	(174,196)	(391,838)
Impairment of corporate aircraft	—	—	(356,000)

Subtotal - Deferred Tax Assets	(277,174)	(422,595)	(773,070)

Deferred Tax Liability
Depreciation and amortization	5,090	398,648	655,037
Revenues	229,186	1,411,954	666,216
Deal expense	—	4,815	10,000
Unrealized gain on Available-for-sale securities	—	—	60,123
Other	363,853	—	407,079

Subtotal - Deferred Tax Liability	598,129	1,815,417	1,798,455

Total Deferred Tax Liability, net	$320,955	$1,392,822	$1,025,385

The difference between the provision for income taxes and taxes computed using the statutory UBT tax rate results primarily from the effect of certain business expenses which are not fully deductible for tax purposes and certain revenues which have not been considered for tax purposes.

As of December 31, 2011 and 2010, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying combined and consolidated financial statements.

10.	COMMITMENTS AND CONTINGENCIES

Office Lease—During 2006 the Company entered into a non-cancellable operating lease agreement with Carnegie Tower which expires June 30, 2017. In June 2010, the Company sublet a portion of their office space for an amount which is less than the rental payments due under the operating lease agreement with Carnegie Tower and therefore recorded a loss of $1,934,199, which equals the difference between the total present value of contractual cash payments to Carnegie Tower less the present value of expected cash inflows from the sub-lessee over the remaining term of the sublease. The sublease agreement expires on June 29, 2017, which is concurrent with the expiration of the lease with Carnegie Tower.

Future minimum annual rental payments net of future sublease rental income under these non-cancellable operating leases at December 31, 2011 are as follows:

	Rental Payments	Sublease Rentals	Net Payments
2012	$2,723,648	$734,332	$1,989,316
2013	2,727,000	734,332	1,992,668
2014	2,727,000	740,811	1,986,189
2015	2,727,000	777,528	1,949,472
2016	2,727,000	777,528	1,949,472
Thereafter	1,070,274	386,604	683,670

	$14,701,922	$4,151,135	$10,550,787

Gross rent expense of $2,580,073, $2,580,073 and $2,580,073 was recorded, on a straight-line basis, for 2011, 2010 and 2009, respectively, and is included in Occupancy in the combined and consolidated statements of operations.

Letter of Credit—The Company had entered into a letter of credit arrangement with JPMorgan Chase (“JPMorgan”), related to the office lease security deposit for $1,064,749. Restricted cash related to this letter of credit was $1,064,749 at December 31, 2011, and was $1,524,200 at both December 31, 2010 and 2009. Total fees related to the letter of credit were $8,349, $7,977 and $10,525 for 2011, 2010 and 2009, respectively, and is included in Occupancy in the combined and consolidated statements of operations.

Legal Contingencies—In the normal course of its business, the Company may become subject to litigation or regulatory proceedings. The Company is not currently involved in or aware of any proceedings against it that would have a material adverse effect on the combined and consolidated statements of financial condition or operations of the Company.

11.	CONCENTRATION OF RISK

Cash and Cash Equivalents—From time to time, the Company may hold cash balances in various bank accounts that exceed the Federal Depository Insurance Company insured amount of $250,000.

Revenue—The Company’s future operations could be affected by the adverse performance of the investment vehicles (including CLOs, CDOs, private investment funds and separately managed accounts), to whom it serves as an investment and/or collateral manager and receives management and incentive fees for providing these services. These investment vehicles are subject to various risk factors, including market risk and credit risk. Market risk relates to the potential adverse impact on the investment vehicles because of changes in market conditions, primarily interest rate movements and potentially currency rate movements, and volatility in commodity or security and asset prices. Credit risk relates to the potential deterioration of the credit quality of the underlying collateral securities in vehicles managed by the Company.

Fund Investments in Master Funds—Due to the nature of the “master-feeder” structures, the Funds may be materially affected by the actions of the Master Funds.

The Master Funds’ investment activities expose it to various types of risk, both on and off-balance sheet, which are associated with the financial instruments and markets in which they invest. These financial instruments expose the Master Funds in varying degrees to elements of credit, market, interest rate, and currency risk. However, it is the policy of the Master Fund to transact the majority of its securities and contractual commitment activity with broker dealers, banks, and regulated exchanges that the Investment Manager considers to be well-established.

12.	SUBSEQUENT EVENTS

The Company has evaluated the impact of all subsequent events in accordance with ASC 855, Subsequent Events, through June 6, 2012, which represents the date the combined and consolidated financial statements are available to be issued. No additional subsequent events that require adjustment to, or disclosure in, the combined and consolidated financial statements have been identified.

During January 2012, a fund managed by the Company received requests for redemptions for approximately $197 million. The redemptions were effective March 31, 2012. Also during January 2012, the fund received subscriptions for approximately $53 million. During April 2012, the same fund received another request for redemption for approximately $190 million, which will be effective June 30, 2012.

During February 2012, the Company, in its role as general partner of a fund, made a full withdrawal of its partnership interest, which represented approximately 2.6% of the December 31, 2011 total partners’ capital of the fund. The withdrawal was effective February 1, 2012 and was paid on March 8, 2012.

During April 2012, one of the CLOs managed and consolidated by the Company was called. Distributions made for principal, interest and fees totaled approximately $17.5 million.

On April 2, 2012, the Company was acquired by Apollo for total consideration of $119.5 million. The Company may also make future payments to an entity controlled by the former principal owner of Stone Tower under a contingent obligation to transfer cash based on a specified percentage of incentive revenue.

In 2012, through the date of these financial statements and in the ordinary course of business, the general and limited partners of STO received cash distributions totaling approximately $10.6 million.